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                                                                    EXHIBIT 21.1

                           RANGE RESOURCES CORPORATION

                           SUBSIDIARIES OF REGISTRANT

                                                                                  Percentage of Voting
                                                        Jurisdiction of                 Securities
                     Name                              Incorporation           Owned by Immediate Parent
                     ----                              -------------           -------------------------
Range Production Company                                   Delaware                       100%
Range Energy Services Company                              Delaware                       100%
Range Holdco, Inc.                                         Delaware                       100%
Range Energy I, Inc.                                       Delaware                       100%
Range Gathering & Processing Company                       Delaware                       100%
Range Gas Company                                          Delaware                       100%
Lomak Financing Trust                                      Delaware                       100%
RRC Operating Company                                        Ohio                         100%
Range Energy Finance Corporation                           Delaware                       100%
Range Energy Ventures Corporation                          Delaware                       100%
Gulfstar Energy, Inc.                                      Delaware                       100%
Gulfstar Seismic, Inc.                                     Delaware                       100%
Domain Energy International Corporation             British Virgin Islands                100%
Energy Assets Operating Company                            Delaware                       100%